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                                                                   EXHIBIT 99(B)

[AUTHORIZATION FORM - SPANISH VERSION]

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POPULAR, Inc.                                                                    Plan de Reinversion de Dividendos
                                                                                        y Compra de Acciones

Deseo participar en el Plan de Reinversion de                            Mi participacion esta sujeta a las disposiciones del
Dividendos y Compra de Acciones (el Plan) para la                        Plan tal como se establecen en el Prospecto referente
compra de acciones comunes enteras o fraccionales                        a las Acciones ofrecidas con arreglo al Plan. Por la
(Acciones) de Popular, Inc. (la Corporacion) de la                       presente acuso recibo de tal Prospecto. Por la
siguiente manera:                                                        presente autorizo a la Corporacion a tomar toda
                                                                         accion provista en el Plan.

[ ]      REINVERSION TOTAL DE DIVIDENDOS.
         Deseo reinvertir dividendos pagados sobre todas
         las Acciones actualmente o en el futuro
         registradas bajo mi nombre. Tambien podre                       ------------------------------------------------------
         hacer depositos opcionales en efectivo.                                      ESTO NO ES UN APODERAMIENTO
                                                                         ------------------------------------------------------
[ ]      REINVERSION PARCIAL DE DIVIDENDOS.
         Deseo reinvertir dividendos pagados sobre ________
         Acciones registradas bajo mi nombre. Tambien podre
         hacer depositos opcionales en efectivo.

[ ]      DEPOSITOS OPCIONALES EN EFECTIVO.
         Solamente quiero hacer depositos opcionales en efectivo. No quiero reinvertir dividendos pagados sobre Acciones registradas bajo mi nombre.

                                                         POPULAR, INC.
                                    PLAN DE REINVERSION DE DIVIDENDOS Y COMPRA DE ACCIONES



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Fecha                                                                    Numero de Seguro Social (Uno por cuenta)

Firmas de Todo Dueno Registrado:
                                                                         -------------------------------------------------------
                                                                         Numero de Telefono


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(En caso de coduenos, cada dueno debera firmar. Favor de firmar exactamente como su nombre aparece abajo.)

Direccion:                                                               Banco Popular de Puerto Rico
                                                                         Popular, Inc.
               -----------------------------------------                 Servicios de Reinversion de Dividendos (718)
                                                                         PO Box 362708
               -----------------------------------------                 San Juan, Puerto Rico 00936-2708

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Favor de corregir su direccion si aparece incorrecta.                    ESTO NO ES UN APODERAMIENTO

                                                                                                     (English version on reverse.)
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